UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

____________________________

Spirit Aviation Holdings, Inc.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-35186	33-3711797
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1731 Radiant Drive
Dania Beach, Florida 33004
(Address of principal executive offices, including zip code)

(954) 447-7920
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on August 29, 2025, Spirit Aviation Holdings, Inc. (the “Company”) and certain of its affiliates (such affiliates, together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”). The Chapter 11 Cases are being jointly administered under Case No. 25-11897 (SHL). Each Debtor continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 1.01     Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On March 13, 2026, the Debtors entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain holders (collectively, the “Consenting DIP Lenders”) of approximately (i) 74.6% of the aggregate principal amount of the new money term loans (the “New Money DIP Loans”) issued under that certain Superpriority Secured Priming Debtor-in-Possession Credit Agreement dated as of October 14, 2025 (as further amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among Spirit Airlines, LLC, as Borrower, Spirit Aviation Holdings, Inc., as Holdings, the other Debtors party thereto as Guarantors, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, and the lenders from time to time party thereto (the “DIP Credit Agreement”); (ii) 71.8% of Roll-Up DIP Loans issued under the DIP Credit Agreement; and (iii) 60.0% of the Debtors’ non-rolled up PIK Toggle Senior Secured Notes due 2030 (the “Prepetition Secured Notes and/or Contingent Roll-Up Term Loans”). The transactions contemplated in the Restructuring Support Agreement are expected to be implemented through a proposed plan of reorganization (the “Plan”), a copy of which is attached to the Restructuring Support Agreement as Exhibit A. Capitalized terms not otherwise defined in this Item 1.01 have the meanings given to them in the Restructuring Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

The Restructuring Support Agreement and the Plan provide, in pertinent part, as follows:

•	Within (2) Business Days of effectiveness of the Restructuring Support Agreement, the Debtors will use an aggregate amount equal to $150 million of Encumbered Cash in the Specified Encumbered Accounts (each as defined in the Final DIP Order) to prepay a principal amount of Term Loans (as defined in the DIP Credit Agreement) and accrued and unpaid interest thereon pursuant to Section 2.05(a) of the DIP Credit Agreement;

•	Upon the satisfaction of the foregoing prepayment, the Consenting DIP Lenders, constituting Required DIP Lenders, will consent to the Debtors’ use of all cash, funds, investments, and securities from the Encumbered Accounts (as defined in the Final DIP Order) during the effective period of the Restructuring Support Agreement, provided the Debtors maintain at least $239 million in the Encumbered Accounts, which amount shall constitute Encumbered Cash (as defined in the Final DIP Order) and shall not be further used, accessed, or otherwise diminished without the prior written consent of the Required Consenting DIP Lenders (including as described directly below);

•	At any time on or after the date that is four (4) weeks following effectiveness of the Restructuring Support Agreement, the Debtors may provide a written request to the Consenting DIP Lenders (including via email to counsel) to use all cash, funds, investments, and securities from the Encumbered Accounts, during the Agreement Effective Period, provided that the Debtors maintain at all times not less than $200 million in the Encumbered Accounts, which amount shall constitute Encumbered Cash (as defined in the Final DIP Order) and shall not be further used, accessed, or otherwise diminished without the prior written consent of the Required Consenting DIP Lenders (as determined in their sole discretion). The Consenting DIP Lenders, constituting Required DIP Lenders, will be deemed not to have consented to such request unless the Required Consenting DIP Lenders deliver a written response to the Debtors (including via email from counsel) approving such request (as determined in their sole discretion) within two (2) Business Days of receipt thereof. If the Required Consenting DIP Lenders do not timely approve the Debtors’ request, the Restructuring Support Agreement will automatically terminate;

•	The Consenting DIP Lenders, constituting Required DIP Lenders, will waive the Debtors’ obligation to comply with the covenants set forth in Sections 6.01(c) and 6.01(f)(B) of the DIP Credit Agreement and agree that they will request update calls under Section 6.19 of the DIP Credit Agreement not more often than once every other week or in the event of a material change in the Debtors’ business;

•	On the Plan Effective Date, the Debtors will make a payment of $100 million of Encumbered Cash in the Specified Encumbered Accounts (as such terms are defined in the Final DIP Order) to Holders of Allowed New Money DIP Loan Superpriority Claims and/or Allowed Roll-Up DIP Loan Superpriority Claims (subject to and as such terms are defined in the Plan);

•	On the Plan Effective Date, the Company (as reorganized, “Reorganized Spirit”) will issue new equity interests, which may include warrants, to certain of its creditors as follows: (a) 100% pro rata to the holders of Roll-Up DIP Loans, subject to dilution on account of the Management Incentive Plan and the Class 5 Settlement Distribution (each as defined in the Plan); and (b) 2% of new equity interests, which may be issued in the form of warrants, pro rata to holders of Prepetition Secured Notes and/or Contingent Roll-Up Term Loans, subject to dilution on account of the Management Incentive Plan (as defined in the Plan);

•	On the Plan Effective Date, the reorganized Debtors will issue senior secured loans (the “Exit Secured Loans”), the material terms of which are described in the Exit Secured Loans Facility Term Sheet attached as Exhibit B to the Restructuring Support Agreement, pro rata to holders of Roll-Up DIP Loans;

•	Distributable Sale Proceeds from the disposition of Specified Assets will be distributed to holders of New Money DIP Loan Superpriority Claims and Roll-Up DIP Loan Superpriority Claims, in accordance with and subject to the Plan (as each such term is defined in the Plan);

•	On the Plan Effective Date, one or more of the reorganized Debtors will issue, as applicable, either: (a) a $275 million senior secured revolving credit facility (the “Exit Revolving Credit Facility”), the material terms of which will be filed in the Plan Supplement; or (b)(i) a $75 million term loan facility (the “Class 4 Term Loan Facility”), the material terms of which will be filed with the Plan Supplement, and (ii) a $200 million revolving credit facility (the “Reinstated Revolving Credit Facility”), which shall be on the same terms as the Prepetition Revolving Credit Facility (as defined in the Plan), with only such modifications as are necessary to reflect the issuance of the Class 4 Term Loan Facility;

•	Discussions with other stakeholders, including lessors and holders of secured aircraft indebtedness, remain ongoing;

•	All General Unsecured Claims (as defined in the Plan) will be cancelled without any distributions to the holders of such claims; and

•	All of the Company’s existing common stock and other equity interests will be cancelled without any distributions to the holders of such common stock and other equity interests on account thereof.

The Restructuring Support Agreement includes certain milestones for the progress of the Chapter 11 Cases and the Plan, which include the dates by which the Debtors are required to, among other things, obtain certain court orders and consummate the transactions contemplated therein. Failure to meet these milestones allows the Restructuring Support Agreement to be terminated by the Consenting DIP Lenders. In addition, signatories to the Restructuring Support Agreement have the right to terminate the Restructuring Support Agreement under certain circumstances, including if the board of directors of the Company determines in good faith, based on the advice of counsel, that performance under the Restructuring Support Agreement would be inconsistent with its fiduciary duties as set forth therein. The Plan remains subject to Bankruptcy Court approval and the satisfaction of certain conditions precedent. Accordingly, no assurance can be given that the transactions described in the Restructuring Support Agreement or the Plan will be consummated.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to its full text, a copy of which is filed as Exhibit 10.1to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Restructuring Term Sheet

On December 17, 2025, Spirit Airlines, LLC, as successor to Spirit Airlines, Inc., on behalf of itself, its subsidiaries, and the Company, as debtors and debtors-in-possession (collectively, “Spirit”), entered into a term sheet (the “Term Sheet”) with International Aero Engines, LLC (“IAE LLC”) and IAE International Aero Engines AG (“IAE AG” and, together with IAE LLC, the “IAE Parties”) setting forth the terms of a restructuring of certain existing engine support, purchase, and maintenance agreements, as well as a settlement and release of claims, in connection with the Chapter 11 Cases.

The Term Sheet contemplates a significant reduction in Spirit’s fleet obligations. Under the Term Sheet, Spirit agrees to retain in its fleet as of the effective date of the Chapter 11 Cases plan a certain number of A320neo family aircraft (the “Spirit Neo Retained Aircraft”) and A320ceo family aircraft and spare engines. Spirit also has committed to purchase at up to ten new PW1100G-JM spare engines with monthly engine deliveries beginning in 2027. Further, under the Term Sheet, Spirit agrees to enter into short-term leases for certain PW1100G-JM engines previously installed on aircraft the leases for which Spirit has rejected in the Chapter 11 Cases.

The IAE Parties have agreed to provide Spirit with significant financial support under the Term Sheet in the form of up to $140,000,000 in credits. Spirit has also agreed to settle outstanding invoices through a combination of credits and a cash payment of approximately $13 million.

IAE LLC has agreed to waive certain liquidated damages under the 2021 Neo Agreement in connection with Spirit's cancellation of 52 aircraft and 36 transfer aircraft, and to waive liquidated damages for Spirit’s conversion of seven firm spare engine orders to option spare engines. IAE LLC and IAE AG have further agreed not to require payment for, reprice maintenance services on, or adjust rates relating to, excess removed engines solely to the extent arising from Spirit's fleet reductions as contemplated by the Term Sheet.

Spirit has agreed to provide a full and final release in favor of the IAE Parties, releasing claims that have accrued from January 1, 2025 through the effective date relating to PW1100G-JM engines and A320neo family aircraft, the existing engine agreements, and the matters giving rise to the Term Sheet, as well as certain claims that may accrue through September 30, 2027 relating to operational disruptions and loss of use.

The foregoing summary is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

Cleansing Material

On November 21, 2025, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain holders (the “NDA Parties”) of loans issued under the DIP Credit Agreement. Pursuant to the NDAs, the Company provided the NDA Parties with confidential information and agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.1. The Cleansing Material was prepared by the Company solely to facilitate a discussion with the NDA Parties and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations with respect to operating in the normal course, statements regarding the Company’s proposed transformation plan, the Chapter 11 Cases. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of Chapter 11; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s restructuring process, on the Company’s liquidity (including the availability of operating capital during the pendency of Chapter 11); the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; objections to the Company’s restructuring process or other pleadings filed that could protract Chapter 11; risks associated with Company proposed transformation plan; risks associated with third-party motions in Chapter 11; Court rulings in the Chapter 11 and the outcome of Chapter 11 in general; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; risks associated with the trading of Company common stock in over-the-counter markets, the impact of litigation and regulatory proceedings; and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025. Furthermore, such forward-looking statements speak only as of the date of this Current Report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.

Cautionary Note Regarding the Chapter 11 Case

The Company cautions that trading in the Common Stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Common Stock may bear little or no relationship to the actual recovery, if any, by holders of the Common Stock in the Chapter 11 Case. The Company expects that holders of the Common Stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Case.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of March 13, 2026, by and among the Company and the Consenting DIP Lenders
10.2	Restructuring Term Sheet, dated December 17, 2025, by and among Spirit, International Aero Engines, LLC and IAE International Aero Engines AG
99.1	Cleansing Material dated March 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	SPIRIT AVIATION HOLDINGS, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Executive Vice President and General Counsel